Boise Cascade	Exhibit 99.1
1111 West Jefferson Street Ste 300 PO Box 50 Boise, ID 83728

News Release

Investor Relations Contact - Wayne Rancourt 208 384 6073	Media Contact - Lisa Chapman 208 384 6552

For Immediate Release: August 5, 2019
Boise Cascade Company Reports Second Quarter 2019 Net Income of $27.7 Million on Sales of $1.2 Billion

BOISE, Idaho - Boise Cascade Company ("Boise Cascade," the "Company," "we," or "our") (NYSE: BCC) today reported net income of $27.7 million, or $0.71 per share, on sales of $1.2 billion for the second quarter ended June 30, 2019, compared with net income of $41.8 million, or $1.06 per share, on sales of $1.4 billion for the second quarter ended June 30, 2018. Second quarter 2018 results included $9.0 million of net after-tax losses, or $0.23 per share, from non-cash pension settlement charges.

Second Quarter 2019 Highlights

	2Q 2019	2Q 2018	% change

	(in thousands, except per-share data and percentages)

Consolidated Results
Sales	$1,230,081	$1,408,132	(13)%
Net income	27,718	41,825	(34)%
Net income per common share - diluted	0.71	1.06	(33)%
Adjusted EBITDA [1]	64,544	85,800	(25)%

Segment Results
Wood Products sales	$334,256	$425,483	(21)%
Wood Products income	18,908	36,482	(48)%
Wood Products EBITDA [1]	33,000	55,935	(41)%

Building Materials Distribution sales	1,097,421	1,213,783	(10)%
Building Materials Distribution income	33,800	47,713	(29)%
Building Materials Distribution EBITDA [1]	38,828	52,160	(26)%
1 For reconciliations of non-GAAP measures, see summary notes at the end of this press release.

In the second quarter 2019, total U.S. housing starts were flat compared to the same period last year. Single-family starts, the primary driver of our sales, decreased 6%, while multi-family starts increased 16%. On a year-to-date basis through June 2019, total and single-family housing starts decreased 4% and 5%, respectively, from the same period in 2018.

“While the headwinds of low commodity products pricing and softer single-family residential starts made for challenging year-over-year financial comparisons, our businesses executed well during the second quarter. The progress we have made growing our distribution and EWP businesses is providing more stability to our earnings during periods of weak commodity pricing,” commented Tom Corrick, CEO. “BMD did a great job generating gross margin dollars in the current environment and continues to make further progress with the integration of recently acquired facilities. In Wood Products, our strategic veneer production projects are progressing as planned, with commissioning underway on the recently installed assets at our Chester, South Carolina, facility, and commencement of the Florien, Louisiana, project that is expected to be operational in mid-2020.”

Wood Products

Wood Products sales, including sales to Building Materials Distribution (BMD), decreased $91.2 million, or 21%, to $334.3 million for the three months ended June 30, 2019, from $425.5 million for the three months ended June 30, 2018. The decline in sales was driven primarily by lower sales prices and sales volumes for plywood. The lower sales volume for plywood was mostly due to weaker market conditions and downtime for facility capital improvements, as well as the sale of the Moncure plywood facility on March 1, 2019. In addition, we experienced lower sales volumes for I-joists and LVL (I-joists and LVL are collectively referred to as EWP). The decrease in sales was also attributable to lower sales volumes of lumber and particleboard due to the sale or closure of three lumber mills and our particleboard plant during 2018. Approximately one-third of the decrease in Wood Products sales is attributable to the previously noted facility sales or closures. These decreases were offset partially by increases in net EWP sales prices.

Wood Products segment income decreased $17.6 million to $18.9 million for the three months ended June 30, 2019, from $36.5 million for the three months ended June 30, 2018. The decrease in segment income was due primarily to lower sales prices of plywood and lower sales volumes of EWP and plywood, as well as higher per-unit conversion costs. These decreases were offset partially by higher net EWP sales prices and lower costs of OSB (used in the manufacture of I-joists) and logs, as well as lower employee-related expenses. In addition, depreciation and amortization expense decreased $5.4 million due primarily to discontinued depreciation on manufacturing facilities curtailed and sold in the last 12 months.

Comparative average net selling prices and sales volume changes for EWP and plywood are as follows:

	2Q 2019 vs. 2Q 2018	2Q 2019 vs. 1Q 2019

Average Net Selling Prices
LVL	2%	(1)%
I-joists	5%	1%
Plywood	(28)%	(5)%
Sales Volumes
LVL	(5)%	6%
I-joists	(11)%	16%
Plywood	(7)%	2%

Building Materials Distribution

BMD's sales decreased $116.4 million, or 10%, to $1,097.4 million for the three months ended June 30, 2019, from $1,213.8 million for the three months ended June 30, 2018. Compared with the same quarter in the prior year, the overall decrease in sales was driven by a sales price decrease of 12%, offset partially by a sales volume increase of 2%. Excluding the impact of the acquisition of wholesale building material distribution locations in Nashville, Tennessee, Medford, Oregon, and Cincinnati, Ohio during 2018, and the Birmingham, Alabama acquisition in 2019, BMD sales would have decreased 12%. By product line, commodity sales decreased 25%, general line product sales increased 9%, and sales of EWP (substantially all of which is sourced through our Wood Products segment) decreased less than 1%.

BMD segment income decreased $13.9 million to $33.8 million for the three months ended June 30, 2019, from $47.7 million in the comparative prior year quarter. The decline in segment income was driven primarily by a gross margin decrease of $10.6 million, resulting from lower average commodity prices compared with second quarter 2018. In addition, selling and distribution expenses increased by $3.6 million.

In second quarter 2019, BMD completed the acquisition of the assets of American Lumber, which operated a single-location wholesale distribution business in Birmingham, Alabama (the "Acquisition"). We funded the Acquisition with cash on hand. This distribution location adds to our existing distribution business and strengthens our nationwide presence. In addition, we believe we will be able to broaden our product and service offerings within this market following the Acquisition.

Balance Sheet

Boise Cascade ended second quarter 2019 with $202.4 million of cash and cash equivalents and $365.4 million of undrawn committed bank line availability, for total available liquidity of $567.8 million. The Company had $440.0 million of outstanding debt at June 30, 2019.

We adopted the new lease accounting standard on January 1, 2019. The most significant impact of the adoption was the recognition of right-of-use assets and lease liabilities for operating leases, as reflected on the face of our balance sheet as of June 30, 2019. The standard did not have a material impact on our consolidated net earnings and cash flows. For additional information on the impact of this standard on our accounting for leases and additional required qualitative disclosures of our lease policies, see our Form 10-Q for the quarterly period ended June 30, 2019, filed with the Securities and Exchange Commission.

Dividends

On August 1, 2019, our board of directors declared a quarterly dividend of $0.09 per share on our common stock payable on September 16, 2019, to stockholders of record on September 3, 2019.

Outlook

We expect to experience slower demand growth for the products we manufacture and distribute in 2019. The July 2019 Blue Chip consensus forecast for 2019 and 2020 reflects 1.24 million and 1.27 million total U.S. housing starts, respectively, compared with actual housing starts of 1.25 million in 2018. Although we believe U.S. demographics are supportive of higher levels of housing starts, we expect near-term residential construction growth to be flat to slightly down due to constraints faced by builders, such as availability of labor and building lots, as well as affordability constraints faced by prospective buyers. The pace of household formation rates and residential repair-and-remodeling activity will be affected by employment growth, wage growth, prospective home buyers' access to and cost of financing, housing affordability, and consumer confidence, as well as other factors. Household formation rates in turn will be a key factor behind the demand for new construction. In addition, the size of new single-family residences as well as the mix of single and multi-family starts will influence product consumption.

Weak commodity products pricing experienced in first quarter 2019 continued throughout second quarter 2019 as weaker year-to-date residential construction activity and additional industry capacity brought on in 2018 have led to supply and demand imbalances. Commodity product pricing during the remainder of 2019 will be a key driver of our financial results and will be dependent on industry operating rates, net import and export activity, transportation constraints or disruptions, inventory levels in various distribution channels, and seasonal demand patterns. In our BMD segment, we anticipate that commodity products pricing in the third quarter of 2019 will remain at low absolute levels compared to historical levels. However, we do not expect the substantial downward price volatility and gross margin erosion like we experienced in the third quarter of 2018. With a more stable price environment, we expect BMD to report improved year-over-year financial results in third quarter 2019. For our Wood Products segment, our average plywood sales prices during July 2019 are more than 25% below average levels experienced in the third quarter of 2018. When considering the lower plywood pricing environment, and also adjusting third quarter 2018 to exclude an $11.0 million impairment charge related to asset sales, we expect Wood Products year-over-year financial comparisons to be negative in the third quarter of 2019.

In addition, we expect to record less than $0.5 million of pension expense in third quarter 2019, compared with $11.8 million recorded in third quarter 2018, which included a non-cash pension settlement charge of $11.3 million.

We expect our capital spending, excluding acquisitions, to be $85-$95 million in 2019, including spending to improve the efficiency of our veneer production at our Chester, South Carolina, and Florien, Louisiana, facilities.

About Boise Cascade

Boise Cascade Company is one of the largest producers of engineered wood products and plywood in North America and a leading U.S. wholesale distributor of building products. For more information, please visit the Company's website at www.bc.com.

Webcast and Conference Call

Boise Cascade will host a webcast and conference call on Monday, August 5, at 11 a.m. Eastern, to review the Company's second quarter results.

You can join the webcast through the Company's website by going to www.bc.com and clicking on the Event Calendar link under the Investor Relations heading. Please go to the website at least 15 minutes before the start of the webcast to register. To join the conference call, dial 844-795-4410 (international callers should dial 661-378-9637), participant passcode 5599014, at least 10 minutes before the start of the call.

The archived webcast will be available in the Investor Relations section of the Company's website. A replay of the conference call will be available from Monday, August 5, at 2 p.m. Eastern through Monday, August 12, at 2 p.m. Eastern. Replay numbers are 855-859-2056 for U.S. callers and 404-537-3406 for international callers, and the passcode will be 5599014.

Use of Non-GAAP Financial Measures

We refer to the terms EBITDA and Adjusted EBITDA in this earnings release and the accompanying Quarterly Statistical Information as supplemental measures of our performance and liquidity that are not required by or presented in accordance with generally accepted accounting principles in the United States (GAAP). We define EBITDA as income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps.

We believe EBITDA and Adjusted EBITDA are meaningful measures because they present a transparent view of our recurring operating performance and allow management to readily view operating trends, perform analytical comparisons, and identify strategies to improve operating performance. We also believe EBITDA and Adjusted EBITDA are useful to investors because they provide a means to evaluate the operating performance of our segments and our Company on an ongoing basis using criteria that are used by our management and because they are frequently used by investors and other interested parties when comparing companies in our industry that have different financing and capital structures and/or tax rates. EBITDA and Adjusted EBITDA, however, are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measure derived in accordance with GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity. The use of EBITDA and Adjusted EBITDA instead of net income or segment income have limitations as analytical tools, including: the inability to determine profitability; the exclusion of interest expense, interest income, and associated significant cash requirements; and the exclusion of depreciation and amortization, which represent unavoidable operating costs. Management compensates for these limitations by relying on our GAAP results. Our measures of EBITDA and Adjusted EBITDA are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation.

Forward-Looking Statements

This press release includes statements about our expectations of future operational and financial performance that are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements preceded or followed by, or that otherwise include, the words "believes," "expects," "anticipates," "intends," "project," "estimates," "plans," "forecast," "is likely to," and similar expressions or future or conditional verbs such as "will," "may," "would," "should," and "could" are generally forward-looking in nature and not historical facts. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. The accuracy of such statements is subject to a number of risks, uncertainties, and assumptions that could cause our actual results to differ materially from those projected, including, but not limited to, prices for building products, commodity input costs, the effect of general economic conditions, mortgage rates and availability, housing demand, housing vacancy rates, governmental regulations, unforeseen production disruptions, as well as natural disasters. These and other factors that could cause actual results to differ materially from such forward-looking statements are discussed in greater detail in our filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this press release. We undertake no obligation to revise them in light of new information. Finally, we undertake no obligation to review or confirm analyst expectations or estimates that might be derived from this release.

Boise Cascade Company
Consolidated Statements of Operations
(in thousands, except per-share data)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2019	June 30
	2019	2018		2019	2018

Sales	$1,230,081	$1,408,132	$1,042,086	$2,272,167	$2,590,973

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	1,049,655	1,193,918	897,822	1,947,477	2,203,696
Depreciation and amortization	19,454	24,296	19,217	38,671	46,407
Selling and distribution expenses	98,866	96,841	87,026	185,892	180,197
General and administrative expenses	16,786	19,977	16,675	33,461	35,863
Other (income) expense, net	188	(956)	(308)	(120)	(1,050)
	1,184,949	1,334,076	1,020,432	2,205,381	2,465,113

Income from operations	45,132	74,056	21,654	66,786	125,860

Foreign currency exchange gain (loss)	248	(172)	162	410	(435)
Pension expense (excluding service costs)	(290)	(12,380)	(299)	(589)	(12,624)
Interest expense	(6,486)	(6,580)	(6,437)	(12,923)	(12,942)
Interest income	416	237	492	908	501
Change in fair value of interest rate swaps	(1,551)	499	(983)	(2,534)	2,140
	(7,663)	(18,396)	(7,065)	(14,728)	(23,360)

Income before income taxes	37,469	55,660	14,589	52,058	102,500
Income tax provision	(9,751)	(13,835)	(3,200)	(12,951)	(23,625)
Net income	$27,718	$41,825	$11,389	$39,107	$78,875

Weighted average common shares outstanding:
Basic	39,087	38,981	38,884	38,986	38,880
Diluted	39,199	39,403	39,203	39,185	39,384

Net income per common share:
Basic	$0.71	$1.07	$0.29	$1.00	$2.03
Diluted	$0.71	$1.06	$0.29	$1.00	$2.00

Dividends declared per common share	$0.09	$0.07	$0.09	$0.18	$0.14

See accompanying summary notes to consolidated financial statements and segment information.

Wood Products Segment
Statements of Operations
(in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2019	June 30
	2019	2018		2019	2018

Segment sales	$334,256	$425,483	$319,523	$653,779	$823,474

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	289,545	356,297	283,030	572,575	698,856
Depreciation and amortization	14,092	19,453	13,738	27,830	36,997
Selling and distribution expenses	7,861	9,382	7,705	15,566	17,495
General and administrative expenses	3,473	4,678	3,628	7,101	8,370
Other (income) expense, net	377	(809)	(208)	169	(847)
	315,348	389,001	307,893	623,241	760,871

Segment income	$18,908	$36,482	$11,630	$30,538	$62,603

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	86.6%	83.7%	88.6%	87.6%	84.9%
Depreciation and amortization	4.2%	4.6%	4.3%	4.3%	4.5%
Selling and distribution expenses	2.4%	2.2%	2.4%	2.4%	2.1%
General and administrative expenses	1.0%	1.1%	1.1%	1.1%	1.0%
Other (income) expense, net	0.1%	(0.2%)	(0.1)%	—%	(0.1%)
	94.3%	91.4%	96.4%	95.3%	92.4%

Segment income	5.7%	8.6%	3.6%	4.7%	7.6%

Building Materials Distribution Segment
Statements of Operations
(in thousands, except percentages)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2019	June 30
	2019	2018		2019	2018

Segment sales	$1,097,421	$1,213,783	$907,708	$2,005,129	$2,206,164

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	961,862	1,067,592	800,200	1,762,062	1,942,451
Depreciation and amortization	5,028	4,447	5,132	10,160	8,619
Selling and distribution expenses	90,950	87,394	79,265	170,215	162,575
General and administrative expenses	5,967	6,787	5,694	11,661	12,617
Other (income) expense, net	(186)	(150)	(100)	(286)	(199)
	1,063,621	1,166,070	890,191	1,953,812	2,126,063

Segment income	$33,800	$47,713	$17,517	$51,317	$80,101

	(percentage of sales)

Segment sales	100.0%	100.0%	100.0%	100.0%	100.0%

Costs and expenses
Materials, labor, and other operating expenses (excluding depreciation)	87.6%	88.0%	88.2%	87.9%	88.0%
Depreciation and amortization	0.5%	0.4%	0.6%	0.5%	0.4%
Selling and distribution expenses	8.3%	7.2%	8.7%	8.5%	7.4%
General and administrative expenses	0.5%	0.6%	0.6%	0.6%	0.6%
Other (income) expense, net	—%	—%	—%	—%	—%
	96.9%	96.1%	98.1%	97.4%	96.4%

Segment income	3.1%	3.9%	1.9%	2.6%	3.6%

Segment Information
(in thousands)

	Three Months Ended			Six Months Ended
	June 30		March 31, 2019	June 30
	2019	2018		2019	2018
Segment sales
Wood Products	$334,256	$425,483	$319,523	$653,779	$823,474
Building Materials Distribution	1,097,421	1,213,783	907,708	2,005,129	2,206,164
Intersegment eliminations and other	(201,596)	(231,134)	(185,145)	(386,741)	(438,665)
Total net sales	$1,230,081	$1,408,132	$1,042,086	$2,272,167	$2,590,973

Segment income
Wood Products	$18,908	$36,482	$11,630	$30,538	$62,603
Building Materials Distribution	33,800	47,713	17,517	51,317	80,101
Total segment income	52,708	84,195	29,147	81,855	142,704
Unallocated corporate	(7,576)	(10,139)	(7,493)	(15,069)	(16,844)
Income from operations	$45,132	$74,056	$21,654	$66,786	$125,860

Segment EBITDA (a)
Wood Products	$33,000	$55,935	$25,368	$58,368	$99,600
Building Materials Distribution	38,828	52,160	22,649	61,477	88,720

See accompanying summary notes to consolidated financial statements and segment information.

Boise Cascade Company
Consolidated Balance Sheets
(in thousands)

	June 30, 2019	December 31, 2018

ASSETS

Current
Cash and cash equivalents	$202,407	$191,671
Receivables
Trade, less allowances of $744 and $1,062	316,698	214,338
Related parties	490	436
Other	11,476	14,466
Inventories	524,451	533,049
Prepaid expenses and other	17,745	31,818
Total current assets	1,073,267	985,778

Property and equipment, net	464,095	487,224
Operating lease right-of-use assets	65,989	—
Finance lease right-of-use assets	20,301	—
Timber deposits	14,918	12,568
Goodwill	60,342	59,159
Intangible assets, net	18,409	16,851
Deferred income taxes	8,167	8,211
Other assets	7,323	11,457
Total assets	$1,732,811	$1,581,248

Boise Cascade Company
Consolidated Balance Sheets (continued)
(in thousands, except per-share data)

	June 30, 2019	December 31, 2018

LIABILITIES AND STOCKHOLDERS' EQUITY

Current
Accounts payable
Trade	$273,570	$210,587
Related parties	1,633	1,070
Accrued liabilities
Compensation and benefits	64,912	87,911
Interest payable	6,735	6,748
Other	77,256	63,509
Total current liabilities	424,106	369,825

Debt
Long-term debt	439,986	439,428

Other
Compensation and benefits	43,548	41,283
Operating lease liabilities, net of current portion	60,289	—
Finance lease liabilities, net of current portion	21,701	—
Deferred income taxes	24,439	19,218
Other long-term liabilities	13,721	38,904
	163,698	99,405

Commitments and contingent liabilities

Stockholders' equity
Preferred stock, $0.01 par value per share; 50,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 300,000 shares authorized, 44,342 and 44,076 shares issued, respectively	443	441
Treasury stock 5,367 shares at cost	(138,909)	(138,909)
Additional paid-in capital	529,147	528,654
Accumulated other comprehensive loss	(47,717)	(47,652)
Retained earnings	362,057	330,056
Total stockholders' equity	705,021	672,590
Total liabilities and stockholders' equity	$1,732,811	$1,581,248

Boise Cascade Company
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30
	2019	2018
Cash provided by (used for) operations
Net income	$39,107	$78,875
Items in net income not using (providing) cash
Depreciation and amortization, including deferred financing costs and other	39,821	47,416
Stock-based compensation	4,069	4,731
Pension expense	911	13,026
Deferred income taxes	5,629	(1,092)
Change in fair value of interest rate swaps	2,534	(2,140)
Other	(33)	(1,051)
Decrease (increase) in working capital, net of acquisitions
Receivables	(93,977)	(111,068)
Inventories	13,324	(89,051)
Prepaid expenses and other	(4,773)	(4,361)
Accounts payable and accrued liabilities	45,355	134,498
Pension contributions	(927)	(1,042)
Income taxes payable	16,735	18,586
Other	(923)	1,009
Net cash provided by operations	66,852	88,336

Cash provided by (used for) investment
Expenditures for property and equipment	(32,824)	(28,327)
Acquisitions of businesses and facilities	(15,675)	(17,577)
Proceeds from sales of facilities	2,493	—
Proceeds from sales of assets and other	1,395	321
Net cash used for investment	(44,611)	(45,583)

Cash provided by (used for) financing
Borrowings of long-term debt, including revolving credit facility	5,500	7,500
Payments of long-term debt, including revolving credit facility	(5,500)	(7,500)
Dividends paid on common stock	(7,562)	(5,481)
Tax withholding payments on stock-based awards	(3,574)	(5,120)
Other	(369)	719
Net cash used for financing	(11,505)	(9,882)

Net increase in cash and cash equivalents	10,736	32,871

Balance at beginning of the period	191,671	177,140

Balance at end of the period	$202,407	$210,011

Summary Notes to Consolidated Financial Statements and Segment Information
The Consolidated Statements of Operations, Segment Statements of Operations, Consolidated Balance Sheets, Consolidated Statements of Cash Flows, and Segment Information presented herein do not include the notes accompanying the Company's Consolidated Financial Statements and should be read in conjunction with the Company’s 2018 Form 10-K and the Company's other filings with the Securities and Exchange Commission. Net income for all periods presented involved estimates and accruals.

(a)
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation and amortization. Additionally, we disclose Adjusted EBITDA, which further adjusts EBITDA to exclude the change in fair value of interest rate swaps. The following table reconciles net income to EBITDA and Adjusted EBITDA for the three months ended June 30, 2019 and 2018, and March 31, 2019, and the six months ended June 30, 2019 and 2018:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2019	June 30
	2019	2018		2019	2018
	(in thousands)
Net income	$27,718	$41,825	$11,389	$39,107	$78,875
Interest expense	6,486	6,580	6,437	12,923	12,942
Interest income	(416)	(237)	(492)	(908)	(501)
Income tax provision	9,751	13,835	3,200	12,951	23,625
Depreciation and amortization	19,454	24,296	19,217	38,671	46,407
EBITDA	62,993	86,299	39,751	102,744	161,348
Change in fair value of interest rate swaps	1,551	(499)	983	2,534	(2,140)
Adjusted EBITDA	$64,544	$85,800	$40,734	$105,278	$159,208

The following table reconciles segment income and unallocated corporate costs to EBITDA and adjusted EBITDA for the three months ended June 30, 2019 and 2018, and March 31, 2019, and the six months ended June 30, 2019 and 2018:

	Three Months Ended			Six Months Ended
	June 30		March 31, 2019	June 30
	2019	2018		2019	2018
	(in thousands)
Wood Products
Segment income	$18,908	$36,482	$11,630	$30,538	$62,603
Depreciation and amortization	14,092	19,453	13,738	27,830	36,997
EBITDA	$33,000	$55,935	$25,368	$58,368	$99,600

Building Materials Distribution
Segment income	$33,800	$47,713	$17,517	$51,317	$80,101
Depreciation and amortization	5,028	4,447	5,132	10,160	8,619
EBITDA	$38,828	$52,160	$22,649	$61,477	$88,720

Corporate
Unallocated corporate expenses	$(7,576)	$(10,139)	$(7,493)	$(15,069)	$(16,844)
Foreign currency exchange gain (loss)	248	(172)	162	410	(435)
Pension expense (excluding service costs)	(290)	(12,380)	(299)	(589)	(12,624)
Change in fair value of interest rate swaps	(1,551)	499	(983)	(2,534)	2,140
Depreciation and amortization	334	396	347	681	791
EBITDA	(8,835)	(21,796)	(8,266)	(17,101)	(26,972)
Change in fair value of interest rate swaps	1,551	(499)	983	2,534	(2,140)
Corporate adjusted EBITDA	$(7,284)	$(22,295)	$(7,283)	$(14,567)	$(29,112)

Total company adjusted EBITDA	$64,544	$85,800	$40,734	$105,278	$159,208